Exhibit 24.5

POWER OF ATTORNEY

Reference is hereby made to the registration by Anheuser-Busch InBev SA/NV (“AB InBev”), and some or all of Anheuser-Busch InBev Finance Inc., Anheuser-Busch InBev Worldwide Inc., Brandbev S.à r.l., Brandbrew S.A., Cobrew NV/SA, and Anheuser-Busch Companies, LLC under the U.S. Securities Act of 1933, as amended (the “Securities Act”), of (1) ordinary shares of AB InBev, directly and in the form of American Depositary Shares (collectively, the “Shares”), and (2) debt securities to be issued by Anheuser-Busch InBev Worldwide Inc. and/or Anheuser-Busch InBev Finance Inc. (the “Debt Securities”) and the full and unconditional guarantees of AB InBev and some or all of the aforementioned companies thereon. Such securities are or will be registered on one or more registration statements on Form F-3ASR, or on such other form or forms promulgated by the U.S. Securities and Exchange Commission (the “SEC”) as may be necessary or advisable to effect such registration (each such registration statement, a “Registration Statement”).

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints any Vice President of AB InBev, the Corporate Secretary of AB InBev, any Assistant Corporate Secretary of AB InBev, the Secretary of Anheuser-Busch InBev Services, LLC, any Assistant Secretary of Anheuser-Busch InBev Services, LLC, Mr. John Blood, Mr. Alexandre Bueno, Ms. Christine Delhaye, Mr. Thomas Larson, Ms. Lauren Pratt, Ms. Ann Randon, Mr. Patrick Ryan and Mr. Jan Vandermeersch, and each of them, with full power to act alone, as his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign one or more Registration Statements, any and all amendments thereto (including post-effective amendments) and any subsequent registration statement in respect of the Shares and the Debt Securities, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the SEC, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith in order to effect the registration of the Shares and the Debt Securities under the Securities Act, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

This Power of Attorney will be governed by and construed in accordance with the laws of the State of New York. This Power of Attorney may be executed in multiple counterparts, each of which shall be deemed an original, but which taken together, shall constitute one instrument.

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IN WITNESS WHEREOF, each of the undersigned has executed this power of attorney as of the date indicated next to his or her signature.

Date: 13 March 2024		By:	/s/ Noah Faase
Noah Faase Member of the Board of Directors Cobrew NV

Date: 13 March 2024		By:	/s/ Ann Randon
Ann Randon Member of the Board of Directors (Principal Executive Officer, Principal Financial Officer and Principal Accounting Officer) Cobrew NV

Date: 13 March 2024		By:	/s/ Jan Vandermeersch
Jan Vandermeersch Member of the Board of Directors Cobrew NV

Date: 13 March 2024	By:	/s/ Yulia Lyubavina
Yulia Lyubavina Member of the Board of Directors Cobrew NV

[Cobrew NV — Power of Attorney]